Exhibit 3.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ACE GREEN RECYCLING INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 2021, AT 1:06 O`CLOCK P.M.

5341258 8100	Authentication: 202660466
SR# 20210781914	Date: 03-05-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:06 PM 03/03/2021
FILED 01:06 PM 03/03/2021	CERTIFICATE OF INCORPORATION
SR 20210781914 - FileNumber 5341258	OF
Ace Green Recycling Inc.

FIRST:	The name of the corporation is: Ace Green Recycling Inc.

SECOND:	The address of the registered office of the corporation in the State of Delaware is located at:

108 West 13th Street, Wilmington, Delaware 19801

Located in the County of New Castle

The name of the registered agent at that address is:

Business Filings Incorporated

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:	The total number of shares of stock which the corporation is authorized to issue is 1,000,000 shares of common stock having a $0.0001 par value.

FIFTH:	No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH:	The name and address of the incorporator is Business Filings Incorporated, 8020 Excelsior Dr., Suite 200, Madison, WI 53717.

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

Business Filings Incorporated, Incorporator	Dated: March 3, 2021

Mark Williams, A.V.P.